EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934.

Date: February 14, 2022

PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.

By: PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P. Its General Partner,

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P., LTD. Its General Partner,

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P., LTD Its General Partner,

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P., LTD.

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL PARTNERS LTD

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

PIVOTAL LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Tang Chun Wai Nelson Director

By:	/s/ Cheung Vincent Sai Sing
Cheung Vincent Sai Sing Director

NF INVESTMENT HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Tang Chun Wai Nelson Director

NAN FUNG LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Sun Xintong Director

NFLS BETA LIMITED

By:	/s/ Sun Xintong
Sun Xintong Director

NFLS PLATFORM HOLDINGS LIMITED

By:	/s/ Sun Xintong
Sun Xintong Director